EX-5.1

LEGALITY OF SHARES BEING REGISTERED




              FELDHAKE, AUGUST & ROQUEMORE LLP
                   ATTORNEYS AT LAW

                    IRVINE OFFICE
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                  FACSIMILE (619) 696-8685

                 RESPOND TO  IRVINE OFFICE

March 12, 2001

Mr. Jerry Collazo
President and acting Chief Executive Officer,
Worldwide Wireless Networks, Inc.
770 The City Drive, Suite 3400
Orange, CA 92868

Re:      Legality of Shares Being Registered

Dear Mr. Collazo:

      We refer to the Registration Statement  on
Form SB-2 (the "Registration Statement") of Worldwide Wireless Networks, Inc., a Nevada corporation (the "Company"), relating to the offer and sale of up to ______________ shares of $0.01 par value common stock (the "Common Stock") to be offered for resale by the several selling stockholders named in the Registration
Statement (the "Selling Stockholders").   For the purpose of
rendering the opinions set forth herein, we have examined the Registration Statement and such other of the Company's documents and records as we have deemed necessary to enable us to express our opinions set forth below. In our examination of these items, we have assumed: (i) the genuineness of all signatures appearing on such documents or instruments; (ii) the legal capacity of all natural persons who have signed documents submitted to us;
(iii) the authenticity of all documents submitted to us as originals;
(iv) the conformity with the original of all documents submitted to us as certified, telecopied, photostatic or reproduced copies; and
(v) the authenticity and veracity of the originals of all such documents as supplied to us.

Based upon the foregoing, we are of the opinion that the common stock being offered by the Selling Stockholders as described in the Registration Statement will be, when issued as described therein, or, upon the exercise of warrants or convertible debentures in accordance with their terms, validly issued, fully paid and nonassessable.

                              Very truly yours,
                              FELDHAKE, AUGUST & ROQUEMORE, LLP

                       By /s/ Kenneth S. August, Esq.
                              -----------------------
                              Kenneth S. August, Esq.

cc:   Mr. Jerry Collazo
      Robert J. Feldhake, Esq.


FELDHAKE, AUGUST & ROQUEMORE LLP
Mr. Jack Tortorice
Worldwide Wireless Networks, Inc.
September 11, 2000